EXHIBIT 5

SECURITY AGREEMENT

1.	DATE AND IDENTIFICATION OF PARTIES. This Security Agreement (“Agreement”) is dated and made as of June , 2024. The parties related to this Agreement are as follows:

BORROWER / GRANTOR	The AP-1 Trust 100 W. Liberty Street Tenth Floor Reno, NV 89501
LENDER / SECURED PARTY	Enterprise Bank & Trust Attn: Loan Servicing Department 17785 Center Court Drive, Suite 750 Cerritos, CA 90703

2.	GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a first priority security interest ("Security Interest") in (i) the property listed in Exhibit "A" attached hereto and incorporated herein, (ii) all property of Borrower which is now or hereafter in the possession or control of Lender, and (iii) all additions, interest, dividends, warrants, subscriptions, payments, and income relating to the foregoing, and (iv) all proceeds thereof ("Collateral").

3.	SECURED OBLIGATIONS. The Security Interest shall secure the prompt observance and performance of each and every debt, liability, and obligation of Borrower to Lender, whether such obligations now exist or arise hereafter, whether such obligations arise by contract, tort, statute, operation of law, or otherwise, whether or not such obligations are presently within the contemplation of the parties, and whether such obligations are joint or several, contingent or fixed, including but not limited to the promissory note ("Note") dated on or about the date hereof for the principal sum of $10,000,000.00 executed by Borrower in favor of Lender, and any and all extensions, modifications, renewals, refinancings, and replacements relating thereto ("Secured Obligations").

4.	DEFINITIONS. Capitalized terms used herein shall have the same meaning assigned to them in the Note, unless otherwise defined herein.

5.	DELIVERY OF ORIGINALS; ENDORSEMENTS AND ASSIGNMENTS. At Lender’s request, Borrower shall endorse and deliver to Lender all original notes, securities certificates and other instruments and documents relating to or comprising the Collateral. Borrower shall execute and deliver to Lender all documents, instruments, and assignments reasonably required by Lender to protect, preserve, transfer, maintain, or foreclose on the Collateral. From time to time upon demand, Borrower shall furnish to Lender non-privileged written reports and information regarding obligors, account debtors, payment history and status, and agings for any third party obligations included in the Collateral.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower represents, warrants and covenants as follows:

6.1	Borrower is the holder and sole owner of the Collateral.
6.2	Borrower has full right, power and authority to enter into this Security Agreement and to grant a security interest in the Collateral.
6.3
     Borrower shall not change its name, identity, form of entity, or managerial control, unless Borrower shall have obtained the prior written consent of Lender to such change, and shall have taken all actions necessary or requested by Lender to assure perfection and continuation of perfection of Lender's security interest in the Collateral.

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7.	POWER OF ATTORNEY. Borrower hereby irrevocably appoints Lender as its attorney-in- fact to execute, deliver, and acknowledge any and all documents, notices, instruments, and assignments and to perform any and all actions to (i) preserve, maintain, protect, or perfect the security interest granted herein and the Collateral, (ii) receive, endorse, and negotiate all checks, drafts, money orders, certificates, and other documents and instruments arising from, relating to, or comprising the Collateral, (iii) compromise, defend, sue on, enforce, and collect all rights and sums arising under the Collateral, (iv) perform any act that Borrower is required to perform under this Agreement or under any of the Secured Obligations, and (v) make, execute, deliver, and acknowledge such account documents, securities transfer documents, purchase orders, sale orders, or other such documents with respect to the Collateral. Lender may act in the name of Borrower or as attorney-in-fact for Borrower. This Power of Attorney is irrevocable and shall terminate only when all Secured Obligations have been satisfied in full.

8.	ACCELERATION UPON SALE OR ENCUMBRANCE. Borrower is not authorized to sell, lease, or otherwise dispose of any of the Collateral without the prior written consent of Lender. If Borrower sells, conveys, encumbers, or grants a security interest or lien in the Collateral or any part thereof, or any interest therein, or shall be divested of title, or any interest therein, in any manner or way in violation of this provision, whether voluntarily or involuntarily, any indebtedness or obligation secured hereby, at the option of Lender, and without demand or notice, shall immediately become due and payable, to the extent not expressly prohibited by applicable law. If Borrower is an entity other than a natural person, Lender may accelerate any indebtedness secured hereby if (i) there is a change of control in Borrower, whether directly or indirectly, or (ii) there is change of ownership of Borrower by twenty-five percent (25%) or more, except that transfers of ownership in Trustor between existing owners of Trustor are permitted without the prior consent of Lender.

9.	LENDER'S AUTHORITY. Borrower authorizes Lender, without notice or demand and without affecting Borrower's liability or the security interest created hereunder, from time to time to: (a) accept partial payments on any of the Secured Obligations; (b) assign its rights in this Security Agreement, in whole or in part; (c) now or in the future take collateral as security for any of the Secured Obligations, and exchange, substitute, enforce, waive, fail to perfect, subordinate, modify and release in any manner its security interest, any of the Collateral, or any other collateral for any of the Secured Obligations; and (d) apply any sums received from Borrower or any other party to the Secured Obligations or from the disposition of any collateral to any of the Secured Obligations, in any order in Lender's sole discretion. Borrower shall be liable to Lender for any deficiency remaining after Lender's exercise of any remedy. From time to time, Lender may inspect the Collateral, including but not limited to the original books and records of Borrower. Borrower shall provide Lender with access to the premises of Borrower and to any premises where the Collateral is located. A copy of this Security Agreement may be used, filed, or recorded as a financing statement or other document to perfect, maintain, create, or enhance the security interest granted hereunder. Lender is authorized to file, in any jurisdiction or place, financing statements and other documents which Lender deems necessary or desirable to perfect the security interest in the Collateral.

10.
WAIVERS OF RIGHTS AND DEFENSES. Borrower waives any right to require Lender to: (a) proceed against any other obligor, guarantor, or party, or any collateral before proceeding against Borrower or the Collateral; (b) proceed against or exhaust any collateral given by Borrower or any other obligor, guarantor, or party before proceeding against the Collateral; (c) disclose any information with respect to the Secured Obligations, the financial condition or character of Borrower, any collateral, guaranties or action or nonaction by Lender; (d) pursue any remedy or course of action in Lender's power whatsoever. Borrower waives any defense arising from any disability or other defense of any other party to the Secured Obligations or from the cessation of the liability of any other party to the Secured Obligations, whatever the cause, or by reason of any act of omission of Lender or others which directly or indirectly results in or aids the discharge or release of any other party to the Secured Obligations or any collateral by operation of law or otherwise. Failure by Lender to file or enforce a claim against the estate (whether in administration, bankruptcy, probate or other proceedings) of any other party to the Secured Obligations, shall not affect Borrower's liability hereunder, nor will Borrower be released from liability if recovery from any other party to the Secured Obligations becomes barred by any statute of limitations or is otherwise prevented. Borrower expressly waives any statute of limitations in any action under this Security Agreement

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or for the enforcement of any Liability of Borrower to the maximum extent permitted by law. Borrower waives any rights of setoff and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Security Agreement and of the existence, creation, or incurring of new or additional indebtedness.

11.	REMEDIES. If any default occurs under any of the Secured Obligations, Lender may foreclose on any of the Collateral and may exercise any other remedies arising under this Agreement, any other Loan Documents, and any other rights or remedies conferred upon Lender by operation of law. Lender may enter the premises of Borrower to repossess the Collateral or to render the Collateral unusable, or Lender may require Borrower to assemble the Collateral and deliver it to Lender or to a place chosen by Lender. Lender shall have the right to obtain the appointment of a receiver to protect, preserve, and enforce the rights of Lender with respect to the Collateral. Lender may exercise any or all of its rights concurrently or in any order it deems appropriate. At any time either before or after default and without notice to Borrower, Lender may inspect the Collateral, inspect the original books and records of Borrower and make and retain copies thereof, notify account debtors of Lender's security interest in the Collateral and take all appropriate steps to have all payments relating to the Collateral sent directly to Lender.

12.	NOTICES. Any notice, demand, request or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given to the addresses set forth above (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing; or (c) if by overnight courier service, on the next Business Day after delivery to such courier service. Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be sent.

13.	GOVERNING LAW. This Agreement shall be construed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.

14.	JURISDICTION AND VENUE. Borrower consents to the full personal jurisdiction of any state or federal court in California. Any litigation, arbitration, or other proceeding respecting or arising out of this Agreement shall occur exclusively in the County of Los Angeles, California.

15.	NO WAIVER. No delay or omission on the part of Lender in exercising any of its rights or remedies shall operate as a waiver, estoppel or other preclusion against the exercise of such rights or remedies at any time. A waiver of any rights or remedies on any one occasion shall not serve as a waiver for any subsequent or prior occasions.

16.	SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

17.	ENTIRE UNDERSTANDING. This Agreement, along with the other Loan Documents, contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement cannot be changed, rescinded or terminated orally.

18.	SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and shall inure to the benefit of the successors, personal representatives, heirs, and assignees of the parties hereto. Lender may transfer its rights and obligations under this Agreement, in whole or in part, at any time without prior notice to Borrower. Borrower may not transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

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19.	TIME. Time is of the essence to Lender regarding the performance by Borrower of its obligations under this Agreement.

20.	ATTORNEY'S FEES. If any party hereto takes any action concerning the validity, construction, administration, performance, or enforcement of this Agreement, the prevailing party in such action shall be entitled to recover all of its costs and expenses incurred in connection therewith, including actual attorneys' fees, expert witness fees, investigative costs, appraisals, photocopies, document scanning, travel, and all other costs and expenses even if not expressly allowed under California law.

21.	CONSTRUCTION OF AGREEMENT. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any term of this Agreement. This Agreement shall not be construed against Lender as the author of this Agreement. This Agreement shall be construed as though all parties participated equally in the drafting of this Agreement.

22.	REMEDIES CUMULATE. The rights and remedies of Lender arising hereunder shall be cumulative to all other rights and remedies arising hereunder, under any other agreement, or by operation of law. Lender may exercise any or all of its rights and remedies concurrently or in any order determined in its sole discretion.

23.	JOINT AND SEVERAL LIABILITY. The obligations of each party executing this Agreement shall be joint and several.

24.	UNDERSTANDING OF AGREEMENT. Each person signing this Agreement represents and warrants:

24.1	He or she has read this entire Agreement.
24.2	He or she has understood this entire Agreement.
24.3
He or she has consulted with an attorney regarding the meaning and effect of this Agreement or has had the opportunity to consult with an attorney and has elected not to consult with an attorney regarding this Agreement.

24.4	He or she is not relying on any oral or written representations or promises that are not reflected in this Agreement or the other Loan Documents.

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19.	TIME. Time is of the essence to Lender regarding the performance by Borrower of its obligations under this Agreement.

20.	ATTORNEY'S FEES. If any party hereto takes any action concerning the validity, construction, administration, performance, or enforcement of this Agreement, the prevailing party in such action shall be entitled to recover all of its costs and expenses incurred in connection therewith, including actual attorneys' fees, expert witness fees, investigative costs, appraisals, photocopies, document scanning, travel, and all other costs and expenses even if not expressly allowed under California law.

21.	CONSTRUCTION OF AGREEMENT. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any term of this Agreement. This Agreement shall not be construed against Lender as the author of this Agreement. This Agreement shall be construed as though all parties participated equally in the drafting of this Agreement.

22.	REMEDIES CUMULATE. The rights and remedies of Lender arising hereunder shall be cumulative to all other rights and remedies arising hereunder, under any other agreement, or by operation of law. Lender may exercise any or all of its rights and remedies concurrently or in any order determined in its sole discretion.

23.	JOINT AND SEVERAL LIABILITY. The obligations of each party executing this Agreement shall be joint and several.

24.	UNDERSTANDING OF AGREEMENT. Each person signing this Agreement represents and warrants:

24.1	He or she has read this entire Agreement.
24.2	He or she has understood this entire Agreement.
24.3
He or she has consulted with an attorney regarding the meaning and effect of this Agreement or has had the opportunity to consult with an attorney and has elected not to consult with an attorney regarding this Agreement.

24.4	He or she is not relying on any oral or written representations or promises that are not reflected in this Agreement or the other Loan Documents.

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EXHIBIT A

COLLATERAL DESCRIPTION

1.
Account number AAA - 7135, maintained at Morgan Stanley Smith Barney LLC, and any replacement relating thereto (“Account”) and all investment properties, financial assets, and security entitlements now or hereafter in the Account, including but not limited to the shares of Amneal Pharmaceuticals (NYSE: AMRX) and all other securities, stocks, bonds, bills, notes, options, and warrants.

2.
All proceeds and revenues of the foregoing, including but not limited to accounts, chattel paper, commercial tort claims, deposit accounts, documents of title, equipment, financial assets, fixtures, general intangibles, instruments, insurance policies and proceeds, inventory, investment properties, letters of credit and letter-of-credit rights, securities, dividends, distributions, rents, profits, and income.

3.
All books and records, however stored or maintained and wherever located, relating to the foregoing and all proceeds thereof, and all equipment and general intangibles employed in storing, maintaining, and retrieving such books and records.

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